UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 3, 2007
LHC GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	8082	71-0918189

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
420 West Pinhook Rd., Suite A
Lafayette, LA 70503
(Address of Principal Executive Offices, including Zip Code)
(337) 233-1307
(Registrant’s telephone number, including area code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Chairman of the Board, President and Chief Executive Officer Keith G. Myers, Chief Operating Officer John Indest, Chief Development Officer Daryl Doise and Director Dan Wilford have all entered into pre-arranged stock trading plans pursuant to SEC Rule 10b5–1 of the Securities Exchange Act of 1934. Rule 10b5–1 permits officers and directors of public companies to adopt predetermined plans for selling or purchasing specified amounts of stock. The plans may be used to diversify investment portfolios and to minimize the market effect of stock sales. The Company Officers and Directors are adopting the 10b5–1 plan on the recommendation of their respective financial advisors.
Messrs. Myers, Indest and Doise collectively hold stock in the aggregate of 3,651,207 shares. The shares planned for sale during 2007 under their respective trading plans, are approximately 20% of their total holdings. All of the involved executives continue to remain confident about the Company’s prospects and continue to retain approximately 16% ownership in the Company after the conclusion of these individual trading plans. Any transactions under the plan will be disclosed publicly through filings with the Securities and Exchange Commission
Mr. Wilford has entered into a 10b5-1 plan to acquire additional shares of the Company’s stock. Mr. Wilford’s plan calls for him to increase his holdings of the Company’s stock by approximately 36% during 2007. Any transactions under Mr. Wilford’s plan will be disclosed publicly through filings with the Securities and Exchange Commission.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LHC GROUP, INC.
By:	/s/ Barry E. Stewart
Barry E. Stewart
Executive Vice President and Chief Financial Officer

Dated: January 3, 2007